                                                                Exhibit 23 to
                                                                 Form 11-K
                                                                   for 1999




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-60209), Form S-8 (File No. 33-1462), Form S-8 (File No. 33-1487), Form S-8 (File No. 33-36381), Form S-8 (File No.
33-36380), Form S-14 (File No. 2-82253), Form S-8 (Form No. 333-38743), Form
S-8 (File No. 333-28381), Form S-8 (File No. 333-38763), Form S-8 (File No.
333-28385), Form S-3 (File No. 333-65581), Form S-8(333-77011) and Form S-3
(333-90711) of Cincinnati Bell Inc. of our report dated June 23, 2000 relating to the financial statements of Cincinnati Bell Inc. Savings and Security Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP
------------------------------

Cincinnati, Ohio
June 23, 2000